Exhibit 99.1
USG CORPORATION ANNOUNCES TWO WEST COAST GROWTH INITIATIVES
U.S. Gypsum Company to build new wallboard plant in Stockton, California
L&W Supply agrees to acquire building materials distributor, CALPLY
     CHICAGO, February 26, 2007 — USG Corporation (NYSE: USG) today announced two important growth initiatives to expand its presence in the Western United States. The company’s United States Gypsum Company subsidiary plans to build a new SHEETROCK® brand gypsum panel manufacturing plant in Stockton, California. In addition, L&W Supply, the company’s specialty distribution subsidiary, announced that it has entered into an agreement to acquire California Wholesale Material Supply, Inc. (CALPLY) for $280 million, including debt to be repaid at closing.
     The new low-cost wallboard plant will utilize state-of-the-art technology to position the company competitively to meet long-term West Coast demand for wallboard. The $220 million plant is expected to commence operations in 2010.
     CALPLY is a building materials distribution company with annual sales approaching $600 million, 30 operating locations in seven Western states and Mexico and almost 900 employees. The acquisition of CALPLY is expected to enhance L&W Supply’s ability to serve its West Coast and Southwest customers. The acquisition has been approved by USG’s Board of Directors, but remains subject to usual and customary regulatory reviews and other customary closing conditions.
     “These two initiatives complement one another, fit perfectly into our long-term vision to strategically grow USG and will enhance the company’s earnings per share,” said William C. Foote, Chairman and CEO of USG Corporation. “Over the long term, we are committed to replacing our older, higher-cost wallboard manufacturing capacity with new, low-cost capacity, thus solidifying our position as the industry’s low-cost producer. When it is completed in 2010, the new Stockton plant will replace two high-cost manufacturing lines in California that were

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closed previously. Most importantly, the new Stockton plant will support the growth of USG’s customers in one of the largest markets in the U.S., where wallboard demand over the last decade has been growing considerably faster than the rest of the country.”
     Commenting on the expansion of the company’s distribution business, Foote said, “The acquisition of CALPLY will enable us to continue our highly successful efforts to expand our L&W Supply subsidiary, which contributed $2.5 billion to USG’s annual sales in 2006. CALPLY is a large, well-managed and successful distributor of building materials — it is a great fit with our L&W business.”
New Wallboard Plant in Stockton
     Located in northern California, approximately 90 miles from major markets such as Oakland and San Francisco, the new plant is designed to operate the world’s largest wallboard manufacturing line, with the capacity to produce approximately one billion square feet of SHEETROCK brand wallboard annually. The facility will be built on a 90-acre site at the Port of Stockton, and employ about 150 people. Construction of the new plant is scheduled to begin after necessary permits have been issued, with completion expected in the first half of 2010.
     “USG’s decision to build a new plant in our state shows that manufacturing companies can thrive in California, and at the same time, demonstrate environmental stewardship,” said California Governor Arnold Schwarzenegger. “We welcome companies such as USG that offer high quality manufacturing jobs and environmentally sensitive manufacturing processes.”
     The new wallboard facility will be an outstanding example of environmental responsibility. It will use 100 percent recycled paper for the surfaces of the finished wallboard products and recycle 100 percent of its production waste. The new plant will feature a closed-loop liquid effluent system, which translates to zero discharge into nearby waterways. The

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location of the facility is an infill reuse of a decommissioned site. This optimal location will generate family wage jobs without expanding new development into natural areas or undisturbed open space. The centralized location of the project facilitates efficient distribution of products to California’s growing communities, which allows for shorter average truck trips and lower associated emissions.
     The Port of Stockton is the lead for the environmental review process and will complete the required environmental review, including a Supplemental Environmental Impact Report pursuant to the California Environmental Quality Act (CEQA). A programmatic Environmental Impact Report has already been prepared and certified for the Port of Stockton West Complex Development Plan. The focus of the environmental review for the USG facility will be to evaluate any new significant impacts that may occur from the USG project and include feasible mitigation measures. Throughout this process, the Port of Stockton and USG are committed to meaningful public participation and long-term environmental stewardship.
     “I am extremely pleased that USG has chosen to invest further in Stockton,” said Stockton Mayor Edward J. Chavez. “USG has produced high-quality products and offered family sustaining jobs for more than 100 years — the new wallboard plant will be an excellent addition to the growing economic base of the city.”
     Commenting on the selection of the Stockton site, James S. Metcalf, president and chief operating officer of USG Corporation said, “We carefully considered other potential locations in California and outside the state. The City of Stockton, the Port’s management and California Business Investment Services (CalBIS) worked effectively together with the San Joaquin Partnership to offer a very competitive incentive package that made this capital investment possible.”

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     “The Port of Stockton site offers logistical and other advantages that are superior to the other locations we evaluated,” explained Metcalf. “The Port’s close proximity to major West Coast markets will enable us to provide excellent service to our West Coast customers. In addition, we were very impressed with the thoughtful vision the Port’s management has embraced to fully develop the Port property.”
Acquisition of CALPLY
     CALPLY has grown steadily since its founding, with annual sales approaching $600 million. From its 30 locations in seven Western states and Mexico, CALPLY sells building products and provides services to acoustical contractors, drywall contractors, plaster contractors, roofing companies, manufactured housing companies, countertop fabricators, government institutions and exporters.
     Joseph Zucchero, the owner and president of CALPLY said, “We are thrilled to become a part of the USG family of businesses. Joining L&W Supply is a logical next step in the evolution of our business. L&W and USG will provide us with the scale, scope and resources to continue to grow and provide products and services to professional contractors in the Western United States.”
     Operating under a number of local names, L&W Supply operates more than 220 specialty distribution centers in the United States that sell to professional contractors — and a fleet of about 1,800 vehicles that delivers products to job sites. It is the only building materials sales and distribution business of its kind that is national in scope.
     The new manufacturing plant and the proposed acquisition of CALPLY are examples of USG’s successful long-term strategies to consistently upgrade its manufacturing assets and grow its distribution business. In the late 1990s, U.S. Gypsum invested nearly $1 billion to build

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several new wallboard plants and rebuild or upgrade several others. Those plants were sold out and operating at full capacity during recent years when the residential housing market expanded.
     “CALPLY will improve our ability to serve customers now, and we expect to need the additional wallboard manufacturing capacity when the Stockton plant becomes operational in 2010,” said Metcalf. “We need to be ready for the next upturn in the market.”
     The company intends to evaluate various alternatives to finance the new wallboard plant and the CALPLY acquisition, including cash on hand, borrowings under its credit facility, other debt financing or equity financing.
     USG Corporation is a Fortune 500 manufacturer and distributor of high-performance building systems through its United States Gypsum Company, USG Interiors, Inc. and L&W Supply Corporation subsidiaries. Headquartered in Chicago, USG serves the residential and non-residential construction markets, repair and remodel construction markets, and industrial processes. USG’s wall, ceiling, flooring and roofing products provide leading-edge building solutions for customers, while L&W Supply center locations efficiently stock and deliver building materials nationwide. For additional information, visit the USG Web site at www.usg.com.
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     This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 related to management’s expectations about future conditions that warrant construction of the Stockton plant, the benefits of that plant, the timing of its completion and the consummation of the acquisition of CALPLY and the future operation of its businesses and the availability of capital to fund these activities. Actual business, market or other conditions may differ from management’s expectations and accordingly may affect demand for wallboard, the ability to construct and operate the Stockton plant at expected cost levels, receipt of regulatory approval for, and the satisfaction of other closing conditions to, the acquisition of CALPLY and the benefits of the acquisition of CALPLY. Actual results may differ due to various other factors, including: economic conditions such as the levels of new home and other construction activity, employment levels, mortgage interest rates, housing affordability, and consumer confidence; competitive conditions such as price and product competition; shortages in raw materials; increases in raw material, energy and employee benefit costs; loss of one or more major customers;; capital markets conditions; changes in laws or regulations, including environmental and safety regulations; and the effects of acts of terrorism or war upon domestic and international economies and financial markets. We assume no obligation to update any forward-looking information contained in this press release.